Exhibit 10.5
RETAINER AGREEMENT

MEDICAL DIRECTOR

This Agreement is entered into on this 23 day of October, 2008 between Maria Teresa Agner, Inc. hereinafter referred to as MEDICAL DIRECTOR, and mySkin, Inc., hereinafter referred to as COMPANY.

WHEREAS the COMPANY desires to retain the services of MEDICAL DIRECTOR, and WHEREAS the MEDICAL DIRECTOR is desirous of offering certain services, it is therefore mutually agreed that the COMPANY does retain and the MEDICAL DIRECTOR agrees to provide her services to all clients without regard to race, color, creed, national origin, age, sex, religion, or handicap, under the following mutual terms and conditions:

MEDICAL DIRECTOR’S RESPONSIBILITIES:

Supervise the overall functions of our Company’s services in that the Medical Director shall

1.	Assume the administrative authority, responsibility, and accountability of overseeing our screening, policies, and procedures.

2.	Coordinate plan of care and periodically review these planning and implement methods to keep the quality of care under constant surveillance.

3.
Participate in the development of written policies, rules and regulations to govern the screening and other health services provided. The medical director is responsible for seeing that these policies reflect an awareness of and provisions for meeting the needs of the patients.

4.	Develop and participate in in-service training programs for nursing service and other related services.

5.	Implement methods that assure continuos surveillance of the health status of employees including freedom from infection and routine health examinations.

6.	Review written reports of surveys and inspections and make recommendations to the administrator.

7.
Obtain and maintain during the term of this agreement a suitable professional liability and malpractice insurance policy. The Parties hereto understand and agree that each Party shall be responsible for their own liability insurance.

8.	Serve the Company as an independent contractor, it being understood and agreed that the MEDICAL DIRECTOR is not an employee of the Company.

9.	Maintain the confidentiality of all patient information as established by our Company’s policies and procedures.

10.	Stay abreast of all other responsibilities required of a medical director as set forth in any Federal and State laws, statutes, or regulations as enacted or as may be enacted or amended

QUALIFICATIONS:

Medical Director certifies that he/she:

1.	Is licensed to practice medicine in this state.
2.	Has a Medical Degree from a college or university accredited by the American-Medical Association.
3.	Meets the requirements as set forth by these standards.
4.	Maintains the required continuing education hours to assure continued competence

DURATION OF AGREEMENT:

1.	The duration of this agreement is indefinite. However, either party may:
a)	Terminate this agreement by providing the other party with a sixty (60) day written notice of such intent

b)	Terminate this agreement when either party fails to abide by its contents

2.
This agreement shall become null and void should the medical director/Company fail to meet the licensing requirements set forth by Federal and State statutes, laws, and regulations governing such services.

COMPANY REPSONSIBILITIES:

The Company shall be responsible for:

1.	Retaining the professional and administrative responsibility for all services provided by the MEDICAL DIRECTOR

2.	Making prompt payments for services rendered as set forth in Exhibit A.

3.	Assuring that the MEDICAL DIRECTOR has complete access to all records and supplies within the Company necessary for the performance of /her duties.

4.	Delegating the necessary administrative authority, responsibility, and accountability necessary for the Medical Director to perform her services.

MISCELLANEOUS

1.
Legal Representation.  It is acknowledged that each party to this Agreement had the opportunity to be represented by counsel in the preparation of this Agreement and, accordingly, the rule that a contract shall be interpreted strictly against the party preparing same shall not apply due to the joint contribution of both parties.

2.
Assignments.  This Agreement, or any interest herein, shall not be assigned, transferred or otherwise encumbered, under any circumstances, by the Parties without the prior written consent of the other party.

3.
Records.  Both Parties shall keep, maintain and preserve books and records and require any and all subcontractors to keep books and records as may be necessary in order to record complete and correct entries as is related to personnel hours charged to this engagement, any expenses for which the Parties expect to be reimbursed, or any other records that are related to this Agreement.  Such books, accounts and records will be available at all reasonable times for examination and audit by the other party and shall be kept for the required retention period of three years or as may otherwise be required by law.

4.
Public Records.  The Parties shall maintain and make available for inspection any and all business records generated pursuant to this Agreement as required by law, unless such records are exempt from disclosure pursuant to Federal or State laws, rules, and/or regulations.

5.
Notice.  Whenever any party desires to give notice unto any other party, it must be given by written notice, by email, certified United States mail, with return receipt requested, or by facsimile transmission with certification of transmission to the receiving party, For the present, the Parties designate the following as the respective places for giving of notice:

Company

mySkin, Inc.

MEDICAL DIRECTOR:

6.
Binding Authority.  Each person signing this Agreement on behalf of either party individually warrants that he or she has full legal power to execute this Agreement on behalf of the party for whom he or she is signing, and to bind and obligate such party with respect to all provisions contained in this Agreement.

7.	Parties Self-Insured. The Parties hereto understand and agree that each Party shall be responsible for their own liability insurance.

8.
Exhibits.  Each Exhibit referred to in this Agreement forms an essential part of this Agreement. The exhibits if not physically attached should be treated as part of this Agreement and are incorporated herein by reference.

9.	Headings. Headings herein are for convenience of reference only and shall not be considered on any interpretation of this Agreement.

10.
Severability.  If any provision of this Agreement or application thereof to any person or situation shall, to any extent, be held invalid or unenforceable, the remainder of this Agreement, and the application of such provisions to persons or situations other than those as to which it shall have been held invalid or unenforceable shall not be affected thereby, and shall continue in full force and effect, and be enforced to the fullest extent permitted by law.

11.	Governing Law. This Agreement shall be governed by the laws of the State of California with venue lying in Orange County, California.

12.
Joint Defense.  In the event that the validity of this Agreement is challenged through legal proceedings or otherwise, the Parties agree to cooperate with each other in defense of this Agreement, with each Party to bear its own attorney's fees and costs associated with such defense.

13.
Attorney's Fees.  In the event that either party brings suit for enforcement of this Agreement, the prevailing party shall be entitled to attorney's fees and costs, including paralegal fees, in addition to any other remedy afforded by law.

14.
Extent of Agreement.  This Agreement together with the attached Exhibits, as amended herein above represents the entire and integrated agreement between the Parties and supersedes all prior negotiations, representations or agreements, either written or oral.  Any and all prior agreements entered into between the COMPANY and MEDICAL DIRECTOR shall be null and void and of no further force or effect.

15.	Multiple Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

16.
Materiality and Waiver.  The Parties agree that each requirement, duty and obligation set forth herein is substantial and important to the formation of this Agreement and, therefore, is a material term hereof.  Failure of either party to insist upon strict performance of any provision or condition of this Agreement, or to execute any right therein contained, shall not be construed as a waiver or relinquishment for the future of any such provision, condition, or right, but the same shall remain in full force and effect.

17.
Compliance with Laws.  The Parties shall comply with all federal, state, and local laws, codes, ordinances, rules and regulations in performing its duties, responsibilities and obligations pursuant to this Agreement.

THE WITNESS THEREOF, the parties have duly set their hands and seals the day and year first above written:

/s/ MARIA TERESA AGNER

___________________________

MEDICAL DIRECTOR

/s/ MARICHELLE STOPPENHAGEN

___________________________

COMPANY